Exhibit 10.04

THIRD AMENDMENT TO THE PRODUCTION SHARING CONTRACT FOR BLOCK G, OFFSHORE REPUBLIC OF EQUATORIAL GUINEA

This Third Amendment to the Production Sharing Contract for Block G, offshore Republic of Equatorial Guinea (this "Amendment") is entered into in Malabo, Republic of Equatorial Guinea, as of the 22 day of October, 2017 (the "Third Amendment Date"), between Hess Equatorial Guinea, Inc., a Cayman Islands company ("Hess"), Tullow Equatorial Guinea Limited, an Isle of Man company ("Tullow"), and the Republic of Equatorial Guinea (the "STATE") as represented by the Ministry of Mines and Hydrocarbons (the "MINISTRY"). Hess and Tullow are hereinafter collectively referred to as the “CONTRACTOR” and the CONTRACTOR and the STATE are sometimes, depending on the context hereinafter individually referred to as a "Party" and collectively as the "Parties."

WHEREAS, the CONTRACTOR and the STATE entered into the Production Sharing Contract for Block G, offshore Republic of Equatorial Guinea, on March 26, 1997, effective as of April 14, 1997, as amended January 1, 2000 and December 15, 2005 (the "Contract");

WHEREAS, the Parties agreed to modify the Contract for the purpose of agreeing the applicable tax law effective from January 1, 2017 and CONTRACTOR share of Net Crude Oil effective from January 1, 20I8 and various other matters; and

WHEREAS, this Amendment is made in accordance with Sections 16.3 and 19.2 of the Contract.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

Article 1
Scope

Except as modified herein, the terms of the Contract shall remain valid and in full force and effect. Not withstanding the date hereof, it is hereby agreed between the Parties that the effective date of this Amendment is January 1, 2017 .

Article 2
Definitions

Any terms and phrases defined in the Contract and used herein shall have the same meaning as in the Contract unless the context herein otherwise provides. Section 1.2 (Definitions) of the Contract is amended as follows:

Section 1.2(ae) shall be deleted and replaced with the following language:

"I .2(ae) Tax Law means (i) for all time periods prior to and including December 31, 2016, Decree Law No. 1/1986 of February 10, of the Republic of Equatorial Guinea, as amended prior to the Effective Date and for the avoidance of doubt the applicable corporate income tax rate is twenty-five per cent (25%), and (ii) for all time periods commencing on or after January 1, 2017, Law No. 4/2004 of October 28, of the Republic of Equatorial Guinea, as amended prior to January 1, 2017, with the exception of the Corporate Income Tax (including the minimum income tax), which will be effective beginning on January 1, 2018. For the avoidance of doubt the applicable corporate income tax rate is twenty-five percent (25%) for 2017 and thirty-five percent (35%) beginning on January 1, 2018."

Article 3
Laws and Regulations

The following language shall be added at the end of Section 16.3:

"For all time periods commencing on or after January 1, 2017, this Section 16.3 shall not further apply to changes in tax conditions arising from Law No. 4/2004 of October 28, of the Republic of Equatorial Guinea, as amended prior to January 1, 2017 as the imbalance resulting from such changes has been resolved as provided for in Sections 7.4 and 7.13."

Article 4
Recovery of Petroleum Operating Costs and Sharing of Production

4.1	Section 7.4 of the Contract will be deleted and replaced with the following:

"7.4 Effective from January 1, 2018, the percentage of Net Crude Oil to which the STATE and CONTRACTOR are entitled in a particular Field will be triggered when the cumulative Crude Oil production produced, saved and sold from such Field reaches the corresponding tranche shown below:

Cumulative Production	STATE	CONTRACTOR
Levels of Field	Share of	Share of
	Net Crude Oil	Net Crude Oil
From 0 to 200 MMBO	7.7%	92.3%
Above 200 to 350 MMBO	19.2%	80.8%
Above 350 to 450 MMBO	30.8%	69.2%
Above 450 to 550 MMBO	42.3%	57.7%
More than 550 MMBO	53.8%	46.2%

MMBO means one million Barrels of Crude Oil."

4.2	A new paragraph 13 will be added to Section 7 as follows:

"7.13

(a)
On or after January 1, 2018, the minimum income tax amount shall be a fixed yearly amount of five million dollars of the United States of America (US$ 5,000,000) gross for CONTRACTOR (Hess' share is US$ 4,250,000; Tullow's share is US$ 750,000), and the minimum income tax amount will be deducted from the corporate income tax amount in accordance with Art. 461 of Law No. 4/2004 of October 28, of the Republic of Equatorial Guinea, as has been amended prior to January 1, 2018; and

(b)
On or after January 1, 2017, if, with the exception of any additional tax arising due to the corporate income tax rate or minimum income tax, the CONTRACTOR or the parent company of the CONTRACTOR is required to pay any taxes or other levies under Law No . 4/2004 of October 28, of the Republic of Equatorial Guinea, as amended prior to January 1, 201 7 in excess of those that would have arisen under Decree Law No. 1/1986 of February 10, of the Republic of Equatorial Guinea, as amended prior to the Effective Date the difference shall be fully and timely repaid to the CONTRACTOR by the STATE out of the STATE's share of Net Crude Oil and/or by a reduction of Royalty payments due to the

STATE in accordance with Section 7.2, and if due to an insufficiency in the STATE's Net Crude Oil share or Royalty, repayment does not fully occur with in three months of the CONTRACTOR incurring the difference the Parties shall at the written request of one Party meet promptly to agree an alternative payment mechanism to ensure full and immediate repayment to the CONTRACTOR by the STATE."

4.3	A new paragraph 14 will be added to Section 7 as follows:

"7.14 To ensure that the CONTRACTOR or the parent company of the CONTRACTOR are not required to pay any taxes or other levies under Law No. 4/2004 of October 28, of the Republic of Equatorial Guinea, as amended prior to January 1, 2017 in excess of those that would have arisen under Decree Law No. 1/1986 of February 10, of the Republic of Equatorial Guinea, as amended prior to the Effective Date as provided in Section 7.13, and for the avoidance of doubt, the STATE and CONTRACTOR further agree as follows:

7.14.1
in the event of any conflict between the provisions of the Tax Law and the provisions of the Contract with respect to the payment, discharge or method of calculation of taxes, the provisions of the Contract shall control and continue to apply regardless of the change of Tax Law;

7.14.2
The STATE confirms that the CONTRACTOR can continue to operate through a branch, until the end of the Contract term, and will not be required at any time to establish a local affiliate under the laws of Equatorial Guinea or otherwise; and

7.14.3
The STATE confirms as per article 456 of the Law No. 4/2004 of October 28, of the Republic of Equatorial Guinea, as amended prior to January 1, 2017, no value added tax ("VAT") shall be applicable to goods and services used by CONTRACTOR, its contractors or subcontractors in or for Petroleum Operations."

Article 5
Miscellaneous

5.1	Each of the Parties shall carry out all acts and measures as shall be necessary to fully perform and carry out this Amendment.

5.2
This Amendment constitutes the entire agreement among the Parties and may not be amended or modified except by a written document signed by the Parties. In the event of any conflict between the provisions of this Amendment and the Contract with respect to the subject matter hereof, the provisions of this Amendment shall prevail.

5.3	This Amendment shall inure to the benefit of and be binding upon the successors and assignees of the Parties.

5.4	This Amendment shall become effective and shall have the force of law with effect as of January 1, 2017.

5.5
This Amendment is written and signed in six (6) copies, three (3) in Spanish and three (3) in English that shall constitute a single signed original. In the event of a conflict over the interpretation or implementation of the contents of this Amendment, the Spanish text shall prevail.

5.6
In the event of a dispute arising out of or related to the interpretation or meaning of this Amendment, the Consultation and Arbitration provisions of Section XIII of the Contract and the applicable law under Section XVI of the Contract shall apply.

IN WITNESS WHEREOF, the Parties hereto execute this Amendment on the day and year below indicated.

FOR THE REPUBLIC OF EQUATORIAL GUINEA THE MINISTRY OF MINESAND HYDROCARBONS OF THE REPUBLIC OF EQUATORIAL GUINEA
/s/ Gabriel M. Obiang Lima
Name:	Gabriel M. Obiang Lima
Title:	Minister of Mines and Hydrocarbons
Date:	October 22, 2017

FROM THE CONTRACTOR: HESS EQUATORIAL GUINEA, INC.
/s/ Ryan Blake Lamothe
Name:	Ryan Blake Lamothe
Title:	Attorney in Fact
Date:	October 22, 2017

TULLOW EQUATORIAL GUINEA LIMITED
/s/ Jean-Medard MADAMA
Name:	Jean-Medard MADAMA
Title:	Asset Manager
Date:	October 22, 2017